UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 29, 2014


                          PSYCHIC FRIENDS NETWORK INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       001-33968                  45-4928294
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV                    89074-772
   (Address of principal executive offices)                       (Zip Code)

                                 (702) 608-7360
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 29, 2014, Psychic Friends Network, Inc. (the "Company") closed its previously announced merger ("Merger") with 321 Lend, Inc. ("321 Lend") pursuant to an Agreement and Plan of Merger dated July 17, 2014 by and among the Company, 321 Lend and PFN Sub Inc., a wholly owned subsidiary of the Company ("Merger Sub"). At the effective time of the Merger, Merger Sub merged with and into 321 Lend, and the Company issued 18,000,000 shares of its common stock to stockholders of 321 Lend ("Merger Stock"), and Shin Hwang was appointed to the Company's board of directors ("321 Lend Director").

Pursuant to the Merger, the Merger Stock and the assets of 321 Lend shall be held in escrow pending 321 Lend's ability to raise $500,000 in capital financing on terms acceptable to the Company's board of directors (including the 321 Lend Director) within 90 days of the effective time of the Merger (the "Capital Raise"). If the Capital Raise is unsuccessful, the Merger Stock shall be canceled and returned to treasury, the 321 Lend assets shall be returned to its stockholders, and the 321 Lend Director shall resign.

Upon successful completion of the Capital Raise, (i) the Merger Stock and 321 Lend assets shall be released from escrow, (ii) the Company shall issue warrants to purchase an aggregate of 100,000,000 shares of Company common stock at a price of $0.02, with a minimum exercise of 1,000,000 shares, a term of 7 years, and cash-only exercise, to the 321 Lend stockholders, (iii) the Company shall take steps to cause its shareholders to approve an increase in the size of the Company board of directors to five directors, upon which the Company board of directors shall fill the remaining two director vacancies with two representatives of 321 Lend, and (iiii) the Company shall adopt employment agreements for the Company's Chief Executive Officer Marc Lasky and President Michael Lasky, and 321 Lend's Johnny Tong, Chris Wu, and Rajin So.

Upon 321 Lend's successful commercial launch of its website and resulting origination of its first loan to a borrower, the Company shall issue warrants to purchase an aggregate of 36,000,000 shares of Company common stock at a price of $0.05, with a minimum exercise of 1,000,000 shares, a term of 7 years, and cash-only exercise, to the 321 Lend stockholders.

Upon 321 Lend's successful origination of an aggregate of $2,500,000 in loans to borrowers, the Company shall issue warrants to purchase an aggregate of 72,000,000 shares of Company common stock at a price of $0.10, with a minimum exercise of 1,000,000 shares, a term of 7 years, and cash-only exercise, to the 321 Lend stockholders.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information disclosed in Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuances of the Merger Stock described in Item 2.01 were deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. Each recipient of securities: (i) represented that such recipient was an accredited investor under Rule 501 of Regulation D, or (ii) each recipient who was not an accredited investor, either alone or with a purchaser representative had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the Merger, or we reasonably believed immediately prior to the closing of the

Merger that such recipient comes within this description. In accordance with Rule 506, no more than 35 recipients of the securities were non-accredited investors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Merger, Shin Hwang was appointed as a member of the Board of Directors of the Company on July 29, 2014.

Shin Hwang is the Chief Executive Officer and co-founder of 321 Lend since its inception. At 321 Lend, Mr. Hwang is responsible for executing strategic plans as well as raising needed capital as a startup company. Prior to 321 Lend, Mr. Hwang was a Director of Operations and co-founder at Precipio Diagnostics, a cancer diagnostic laboratory in New Haven, CT, where he was responsible in constructing financial models to support its operation as well as raising capital through early stage investors. Prior to that, Mr. Hwang was a Portfolio Manager at BR Consulting, Inc., where he managed the company's investment portfolio including both public and private companies. He also led its venture group in raising capital among venture capitalist investors. Prior to that, Mr. Hwang worked as a Director of Operations at Osiris Corporation, a global holding company where he was responsible in managing its subsidiaries by analyzing its sales activities and maintaining cost structures. Mr. Hwang began his career as a buyside financial analyst at Cornwall Capital Management, a New York City based private financial investment corporation. Mr. Hwang holds a B.A. in applied mathematics with statistics emphasis from the University of California, Berkeley.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K was required to be filed.

PSYCHIC FRIENDS NETWORK INC.


/s/ Marc Lasky
---------------------------------------
Marc Lasky
Chief Executive Officer

Date: August 1, 2014

                                       3